Exhibit 99.1

Calumet Reports Third Quarter 2024 Results

•	Third quarter 2024 net loss of $100.6 million, or basic loss per common share of $1.18 per share
•	Third quarter 2024 Adjusted EBITDA of $49.8 million
●	Montana Renewables (“MRL”) set another new SAF production volume record
●	Specialties business posted highest production levels in over five years
●	Montana Renewables announced conditional commitment of $1.44 billion Department of Energy (“DOE”) loan
●	Successfully completed conversion from a Master Limited Partnership (“MLP”) to a C-Corp

INDIANAPOLIS — (PR NEWSWIRE) — November 8, 2024 — Calumet, Inc. (NASDAQ: CLMT) today reported results of Calumet, Inc. (the “Company,” “Calumet,” “we,” “our” or “us”) for the third quarter ended September 30, 2024, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(Dollars in millions, except per share data)
Net income (loss)	$(100.6)	$99.8	$(181.3)	$96.1
Basic earnings (loss) per common share	$(1.18)	$1.24	$(2.21)	$1.20
Adjusted EBITDA	$49.8	$75.4	$138.2	$220.8

	Specialty Products and Solutions		Performance Brands		Montana/Renewables
	Three Months Ended September 30,		Three Months Ended September 30,		Three Months Ended September 30,
	2024	2023	2024	2023	2024	2023

	(Dollars in millions, except per barrel data)
Gross profit (loss)	$2.3	$158.9	$22.7	$21.0	$(20.1)	$81.6
Adjusted gross profit	$46.5	$56.7	$24.3	$18.6	$20.0	$48.2
Adjusted EBITDA	$42.6	$38.6	$13.6	$13.2	$12.7	$38.2
Gross profit (loss) per barrel	$0.39	$28.77	$145.51	$160.31	$(8.48)	$41.61
Adjusted gross profit per barrel	$7.80	$10.26	$155.77	$141.98	$8.44	$24.58

	Specialty Products and Solutions		Performance Brands		Montana/Renewables
	Nine Months Ended September 30,		Nine Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023	2024	2023

	(Dollars in millions, except per barrel data)
Gross profit (loss)	$126.7	$314.1	$70.1	$66.0	$(49.6)	$49.5
Adjusted gross profit	$163.9	$221.4	$72.9	$62.0	$32.8	$79.1
Adjusted EBITDA	$150.2	$175.6	$41.1	$41.8	$5.8	$56.0
Gross profit (loss) per barrel	$7.37	$19.63	$146.65	$167.09	$(7.48)	$9.25
Adjusted gross profit per barrel	$9.53	$13.84	$152.51	$156.96	$4.95	$14.78

"Calumet continues to execute on our strategic catalysts as planned," said Todd Borgmann, CEO. "We started the quarter with the conversion of Calumet's structure from a MLP to a C-Corp, and in October we announced the conditional commitment of a $1.44 billion DOE loan guarantee. We remain confident and on-track to close the DOE loan as previously disclosed."

"Further, we are pleased to report significant progress towards fortifying our operations, with our specialties business achieving a new production record and Montana Renewables reaching a new SAF production high.  These new operational milestones and continued execution against our strategic initiatives support our relentless focus on driving shareholder value."

"Last, as we've previously expressed, we would like to thank the DOE, and we are thrilled to continue forward on the leading edge of our nation's Sustainable Aviation Fuel opportunity.  Innovation is at the heart of what we do at Calumet, and we are honored that Montana Renewables can help solidify our nation's position as a global leader in one of energy's fastest growing markets."

Specialty Products and Solutions (SPS): The SPS segment reported Adjusted EBITDA of $42.6 million during the third quarter of 2024 compared to Adjusted EBITDA of $38.6 million for the same quarter a year ago. Segment results reflected strong operations, which overcame previously announced downtime in July from Hurricane Beryl.

Performance Brands (PB): The PB segment reported Adjusted EBITDA of $13.6 million during the third quarter of 2024 versus Adjusted EBITDA of $13.2 million in the third quarter of 2023, benefitting from 19 percent growth in year-over-year volumes.

Montana/Renewables (MR): The MR segment reported $12.7 million of Adjusted EBITDA during the third quarter of 2024 compared to Adjusted EBITDA of $38.2 million in the prior year period. Third quarter results reflect improved operating results, higher volumes from our renewables business, and a new high point for SAF production. Our specialty asphalt plant posted lower results as fuel spreads tightened. As previously announced, the Great Falls facility is conducting a planned turnaround in November to change catalyst. This timing allows completion prior to the winter season and was planned to coincide with a period of margin uncertainty as the blenders tax credit is expected to change to the production tax credit.

Corporate: Total corporate costs represent $(19.1) million of Adjusted EBITDA for the third quarter 2024. This compares to $(14.6) million of Adjusted EBITDA in the third quarter 2023.

Calumet Specialty Products Partners, L.P. Completes Conversion to C-Corporation: As previously announced, Calumet Specialty Products Partners, L.P. completed the previously announced conversion (the “Conversion”) of its structure from an MLP to a C-Corporation, pursuant to which the unitholders of Calumet Specialty Products Partners, L.P. (the “Partnership”) became shareholders of Calumet, Inc. As previously announced, at the Partnership’s special meeting of unitholders held on July 9, 2024, over 99% of the votes cast on the Conversion proposal were cast in favor of the approval of the Conversion. The Partnership’s unitholders also voted to approve all other proposals presented at the special meeting.

Montana Renewables Receives $1.44 Billion Conditional Commitment from DOE for Renewable Fuels and Biomass Energy Facility

Calumet announced on October 16, 2024, that the U.S. Department of Energy ("DOE") Loan Program Office ("LPO") has awarded a conditional commitment for a loan guarantee of up to $1.44 billion to fund the construction and expansion of a renewable fuels facility owned by Montana Renewables.

The expansion would position Montana Renewables as one of the largest Sustainable Aviation Fuel ("SAF") producers globally with production capacity of approximately 300 million gallons of SAF and 330 million gallons of combined SAF and renewable diesel.

MRL expects to execute a sequence of discrete individual projects including: a second renewable fuels reactor (allowing approximately half of the 300 million gallon SAF capability to be online by 2026); debottlenecking of the existing renewable fuels and feedstock pretreatment units; installation of SAF blending and logistics assets; increased renewable hydrogen production; addition of cogeneration for renewable electricity and steam; on-site water treatment and recycling capabilities; and other site enhancements. As previously disclosed, while this conditional commitment represents a significant milestone and demonstrates DOE's intent to finance the project, certain technical, legal, environmental and financial conditions, including negotiation of definitive financing documents, must be satisfied before funding of the loan guarantee. Further details on this announcement can be found in the Current Report on Form 8-K filed by the Company on October 22, 2024.

Operations Summary

The following table sets forth information about the Partnership’s continuing operations. Facility production volume differs from sales volume due to changes in inventories and the sale of purchased blendstocks such as ethanol and specialty blendstocks, as well as the resale of crude oil.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(In bpd)		(In bpd)
Total sales volume (1)	92,275	82,787	88,720	79,660
Total feedstock runs (2)	81,480	82,409	79,767	76,157
Facility production: (3)
Specialty Products and Solutions:
Lubricating oils	12,428	9,258	11,962	10,013
Solvents	7,808	7,165	7,595	7,176
Waxes	1,479	1,417	1,515	1,369
Fuels, asphalt and other by-products	39,908	42,240	37,182	37,630
Total Specialty Products and Solutions	61,623	60,080	58,254	56,188
Montana/Renewables:
Gasoline	3,516	3,615	3,521	3,892
Diesel	2,808	3,140	2,805	2,967
Jet fuel	483	526	517	476
Asphalt, heavy fuel oils and other	4,046	4,461	4,090	4,474
Renewable fuels	11,488	7,455	10,513	6,607
Total Montana/Renewables	22,341	19,197	21,446	18,416

Performance Brands	1,787	1,474	1,755	1,510

Total facility production (3)	85,751	80,751	81,455	76,114

(1)

Total sales volume includes sales from the production at our facilities and certain third-party facilities pursuant to supply and/or processing agreements, sales of inventories and the resale of crude oil to third-party customers. Total sales volume includes the sale of purchased blendstocks.

(2)	Total feedstock runs represent the barrels per day of crude oil and other feedstocks processed at our facilities and at certain third-party facilities pursuant to supply and/or processing agreements.
(3)	The difference between total facility production and total feedstock runs is primarily a result of the time lag between the input of feedstocks and production of finished products and volume loss.

Webcast Information

A conference call is scheduled for 9:00 a.m. ET on November 8, 2024, to discuss the financial and operational results for the third quarter of 2024. Investors, analysts and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on Calumet’s website at www.calumet.investorroom.com/events. Interested parties may also participate in the call by dialing (844) 695-5524. A replay of the conference call will be available a few hours after the event on the investor relations section of Calumet’s website, under the events and presentations section and will remain available for at least 90 days.

About Calumet

Calumet, Inc. (NASDAQ: CLMT) manufactures, formulates, and markets a diversified slate of specialty branded products and renewable fuels to customers across a broad range of consumer-facing and industrial markets. Calumet is headquartered in Indianapolis, Indiana and operates twelve facilities throughout North America.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements.” The words “will,” “may,” “intend,” “believe,” “expect,” “outlook,” “forecast,” “anticipate,” “estimate,” “continue,” “plan,” “should,” “could,” “would,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding (i) demand for finished products in markets we serve, (ii) our expectation regarding our business outlook and cash flows, including with respect to the Montana Renewables business and our plans to de-leverage our balance sheet, (iii) our expectations regarding the loan facility (the
“DOE Facility”) that MRL expects to receive from the DOE LPO, including the timing, size and intended use of borrowings under such facility, (iv) our expectation that the DOE Facility will enable MRL to complete the MaxSAF™ construction and that such project will be completed on time and on budget, (v) whether and when the DOE Facility will be funded, including whether and when certain conditions such as negotiation of definitive financing documents will be satisfied, (vi) our expectation regarding anticipated capital expenditures and strategic initiatives, and (vii) our ability to meet our financial commitments, debt service obligations, debt instrument covenants, contingencies and anticipated capital expenditures. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our current expectations for future sales and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisition or disposition transactions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ materially from our historical experience and our present expectations or projections. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include: the overall demand for specialty products, fuels, renewable fuels and other refined products; the level of foreign and domestic production of crude oil and refined products; our ability to produce specialty products, fuel products, and renewable fuel products that meet our customers’ unique and precise specifications; the marketing of alternative and competing products; the impact of fluctuations and rapid increases or decreases in crude oil and crack spread prices, including the resulting impact on our liquidity; the results of our hedging and other risk management activities; our ability to comply with financial covenants contained in our debt instruments; the availability of, and our ability to consummate, acquisition or combination opportunities and the impact of any completed acquisitions; labor relations; our access to capital to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets, businesses or third-party product supply and processing relationships; our ability to timely and effectively integrate the operations of acquired businesses or assets, particularly those in new geographic areas or in new lines of business; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit ratings and ability to receive open credit lines from our suppliers; demand for various grades of crude oil and resulting changes in pricing conditions; fluctuations in refinery capacity; our ability to access sufficient crude oil supply through long-term or month-to-month evergreen contracts and on the spot market; the effects of competition; continued creditworthiness of, and performance by, counterparties; the impact of current and future laws, rulings and governmental regulations, including guidance related to the Dodd-Frank Wall Street Reform and Consumer Protection Act; the costs of complying with the Renewable Fuel Standard, including the prices paid for renewable identification numbers (“RINs”); shortages or cost increases of power supplies, natural gas, materials or labor; hurricane or other weather interference with business operations; our ability to access the debt and equity markets; accidents or other unscheduled shutdowns; and

general economic, market, business or political conditions, including inflationary pressures, instability in financial institutions, general economic slowdown or a recession, political tensions, conflicts and war (such as the ongoing conflicts in Ukraine and the Middle East and their regional and global ramifications).

For additional information regarding factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including the risk factors and other cautionary statements in the Partnership’s latest Annual Report on Form 10-K and other filings with the SEC by Calumet and the Partnership.

We caution that these statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties, and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. While our management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by applicable law. Certain public statements made by us and our representatives on the date hereof may also contain forward-looking statements, which are qualified in their entirety by the cautionary statements contained above.

Non-GAAP Financial Measures

Our management uses certain non-GAAP performance measures to analyze operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our financial information presented in accordance with generally accepted accounting principles (“GAAP”). These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include performance measures along with certain key operating metrics.

We use the following financial performance measures:

EBITDA: We define EBITDA for any period as net income (loss) plus interest expense (including amortization of debt issuance costs), income taxes and depreciation and amortization. Historically, we considered net income (loss) to be the most directly comparable GAAP measure to EBITDA. We believe net income (loss) is the most directly comparable GAAP measure to EBITDA.

Adjusted EBITDA: We define Adjusted EBITDA for any period as: EBITDA adjusted for (a) impairment; (b) unrealized gains and losses from mark to market accounting for hedging activities; (c) realized gains and losses under derivative instruments excluded from the determination of net income (loss); (d) non-cash equity-based compensation expense and other non-cash items (excluding items such as accruals of cash expenses in a future period or amortization of a prepaid cash expense) that were deducted in computing net income (loss); (e) debt refinancing fees, extinguishment costs, premiums and penalties; (f) any net gain or loss realized in connection with an asset sale that was deducted in computing net income (loss); (g) amortization of turnaround costs; (h) LCM inventory adjustments; (i) the impact of liquidation of inventory layers calculated using the LIFO method; (j) RINs mark-to-market adjustments; and (k) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense.

Specialty Products and Solutions segment Adjusted EBITDA Margin: We define Specialty Products and Solutions segment Adjusted EBITDA Margin for any period as Specialty Products and Solutions segment Adjusted EBITDA divided by Specialty Products and Solutions segment sales.

Specialty Products and Solutions segment Adjusted gross profit (loss): We define Specialty Products and Solutions segment Adjusted gross profit (loss) for any period as Specialty Products and Solutions segment gross profit (loss) excluding the impact of (a) LCM inventory adjustments; (b) the impact of liquidation of inventory layers calculated using the LIFO method; (c) RINs mark-to-market adjustments; (d) depreciation and amortization; and (e) all extraordinary, unusual or non-recurring items of revenue or cost of sales.

Performance Brands segment Adjusted gross profit (loss): We define Performance Brands segment Adjusted gross profit (loss) for any period as Performance Brands segment gross profit (loss) excluding the impact of (a) LCM inventory adjustments; (b) the impact of liquidation of inventory layers calculated using the LIFO method; (c) RINs mark-to-market adjustments; (d) depreciation and amortization; and (e) all extraordinary, unusual or non-recurring items of revenue or cost of sales.

Montana/Renewables segment Adjusted gross profit (loss): We define Montana/Renewables segment Adjusted gross profit (loss) for any period as Montana/Renewables segment gross profit (loss) excluding the impact of (a) LCM inventory adjustments; (b) the impact of liquidation of inventory layers calculated using the LIFO method; (c) RINs mark-to-market adjustments; (d) depreciation and amortization; and (e) all extraordinary, unusual or non-recurring items of revenue or cost of sales.

The definition of Adjusted EBITDA that is presented in this press release is similar to the calculation of (i) “Consolidated Cash Flow” contained in the indentures governing our 11.00% Senior Notes due 2025 (the “2025 Notes”), our 8.125% Senior Notes due 2027 (the “2027 Notes”), our 9.75% Senior Notes due 2028 (the “2028 Notes”), and our 9.25% Senior Secured First Lien Notes due 2029 (the “2029 Secured Notes”) and (ii) “Consolidated EBITDA” contained in the credit agreement governing our revolving credit facility. We are required to report Consolidated Cash Flow to the holders of our 2025 Notes, 2027 Notes, 2028 Notes, and 2029 Secured Notes and Consolidated EBITDA to the lenders under our revolving credit facility, and these measures are used by them to determine our compliance with certain covenants governing those debt instruments. Please see our filings with the SEC, including our most recent Annual Report on Form 10-K and Current Reports on Form 8-K, for additional details regarding the covenants governing our debt instruments.

These non-GAAP measures are used as supplemental financial measures by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess:

•	the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;
•	the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness;
•	our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure;
•	the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities; and
•	our operating performance excluding the non-cash impact of LCM and LIFO inventory adjustments, RINs mark-to-market adjustments, and depreciation and amortization.

We believe that these non-GAAP measures are useful to analysts and investors, as they exclude transactions not related to our core cash operating activities and provide metrics to analyze our ability to fund our capital requirements and to pay interest on our debt obligations. We believe that excluding these transactions allows investors to meaningfully analyze trends and performance of our core cash operations.

EBITDA, Adjusted EBITDA, and segment Adjusted gross profit (loss) should not be considered alternatives to Net income (loss), Operating income (loss), Net cash provided by (used in) operating activities, gross profit (loss) or any other measure of financial performance presented in accordance with GAAP. In evaluating our performance as measured by EBITDA, Adjusted EBITDA, and segment Adjusted gross profit (loss) management recognizes and considers the limitations of these measurements. EBITDA and Adjusted EBITDA do not reflect our liabilities for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA, Adjusted EBITDA, and segment

Adjusted gross profit (loss) are only a few of several measurements that management utilizes. Moreover, our EBITDA, Adjusted EBITDA, and segment Adjusted gross profit (loss) may not be comparable to similarly titled measures of another company because all companies may not calculate EBITDA, Adjusted EBITDA, and segment Adjusted gross profit (loss) in the same manner. Please see the section of this release entitled “Non-GAAP Reconciliations” for tables that present reconciliations of EBITDA and Adjusted EBITDA to Net income (loss), our most directly comparable GAAP financial performance measure; and segment Adjusted gross profit (loss) to segment gross profit (loss), our most directly comparable GAAP financial performance measure.

CALUMET, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
		(As Restated and Recast)		(As Restated and Recast)
Sales	$1,100.4	$1,149.4	$3,239.9	$3,204.5
Cost of sales	1,095.5	887.9	3,092.7	2,774.9
Gross profit	4.9	261.5	147.2	429.6
Operating costs and expenses:
Selling	14.9	12.4	43.7	41.4
General and administrative	40.2	40.2	101.0	103.0
Other operating (income) expense	6.9	(4.1)	17.1	4.1
Operating income (loss)	(57.1)	213.0	(14.6)	281.1
Other income (expense):
Interest expense	(57.7)	(58.7)	(175.3)	(163.7)
Debt extinguishment costs	—	(0.3)	(0.3)	(5.5)
Gain (loss) on derivative instruments	15.2	(54.3)	9.6	(14.5)
Other income (expense)	(0.3)	0.6	0.7	0.1
Total other expense	(42.8)	(112.7)	(165.3)	(183.6)
Net income (loss) before income taxes	(99.9)	100.3	(179.9)	97.5
Income tax expense	0.7	0.5	1.4	1.4
Net income (loss)	$(100.6)	$99.8	$(181.3)	$96.1
Earnings per share:
Basic	$(1.18)	$1.24	$(2.21)	$1.20
Diluted	$(1.18)	$1.24	$(2.21)	$1.20
Average number of common shares outstanding:
Basic	85,530,080	80,172,810	82,158,405	80,046,930
Diluted	85,530,080	80,387,278	82,158,405	80,148,519

CALUMET, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	September 30, 2024	December 31, 2023
ASSETS		(As Recast)
Current assets:
Cash and cash equivalents	$34.6	$7.9
Accounts receivable, net:
Trade, less allowance for credit losses of $1.3 million and $1.2 million, respectively	279.6	252.4
Other	26.0	33.8
	305.6	286.2
Inventories	409.5	439.4
Derivative assets	—	9.6
Prepaid expenses and other current assets	40.1	51.6
Total current assets	789.8	794.7
Property, plant and equipment, net	1,453.3	1,506.3
Other noncurrent assets, net	397.0	450.3
Total assets	$2,640.1	$2,751.3
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$321.6	$322.0
Accrued interest payable	42.7	48.7
Accrued salaries, wages and benefits	83.9	87.1
Obligations under inventory financing agreements	44.8	190.4
Current portion of RINs obligation	275.7	277.3
Other current liabilities	85.4	131.5
Current portion of long-term debt	400.3	55.7
Total current liabilities	1,254.4	1,112.7
Other long-term liabilities	153.3	53.6
Long-term debt, less current portion	1,659.0	1,829.7
Total liabilities	$3,066.7	$2,996.0
Commitments and contingencies
Redeemable noncontrolling interest	$245.6	$245.6
Stockholders' equity:
Common stock: par value $0.01 per share, 700,000,000 shares authorized, and 85,904,105 and 79,967,363 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively.	$0.9	$0.8
Additional paid-in capital	1,489.9	1,498.6
Warrants: 2,000,000 warrants issued and outstanding as of September 30, 2024.	7.8	—
Accumulated deficit	(2,163.8)	(1,982.5)
Accumulated other comprehensive loss	(7.0)	(7.2)
Total stockholders' equity	(672.2)	(490.3)
Total liabilities and stockholders' equity	$2,640.1	$2,751.3

CALUMET, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Nine Months Ended September 30,
	2024	2023
		(As Restated)
Operating activities
Net income (loss)	$(181.3)	$96.1
Non-cash RINs gain	(1.6)	(134.0)
Unrealized (gain) loss on derivative instruments	0.8	(18.8)
Other non-cash activities	148.7	145.9
Changes in assets and liabilities	(9.6)	(96.6)
Net cash used in operating activities	$(43.0)	$(7.4)
Investing activities
Additions to property, plant and equipment	(51.7)	(240.3)
Net cash used in investing activities	$(51.7)	$(240.3)
Financing activities
Proceeds from borrowings — revolving credit facility	1,605.6	1,585.6
Repayments of borrowings — revolving credit facility	(1,516.4)	(1,618.5)
Proceeds from borrowings — MRL revolving credit agreement	32.0	79.0
Repayments of borrowings — MRL revolving credit agreement	(45.0)	(79.0)
Proceeds from borrowings — senior notes	200.0	325.0
Repayments of borrowings — senior notes	(229.0)	(121.0)
Proceeds from inventory financing	550.0	1,229.3
Payments on inventory financing	(580.0)	(1,235.2)
Proceeds from other financing obligations	144.7	101.5
Payments on other financing obligations	(39.6)	(33.8)
Net cash provided by financing activities	$122.3	$232.9
Net increase (decrease) in cash, cash equivalents and restricted cash	$27.6	$(14.8)
Cash, cash equivalents and restricted cash at beginning of period	$14.7	$35.2
Cash, cash equivalents and restricted cash at end of period	$42.3	$20.4
Cash and cash equivalents	$34.6	$13.7
Restricted cash	$7.7	$6.7
Supplemental disclosure of non-cash investing activities
Non-cash property, plant and equipment additions	$29.2	$31.7

CALUMET, INC.

NON-GAAP RECONCILIATIONS

RECONCILIATION OF NET INCOME (LOSS)

TO EBITDA AND ADJUSTED EBITDA

(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(Unaudited)
		(As Restated)		(As Restated)
Reconciliation of Net income (loss) to EBITDA and Adjusted EBITDA:
Net income (loss)	$(100.6)	$99.8	$(181.3)	$96.1
Add:
Interest expense	57.7	58.7	175.3	163.7
Depreciation and amortization	35.7	33.9	108.1	96.6
Income tax expense	0.7	0.5	1.4	1.4
EBITDA	$(6.5)	$192.9	$103.5	$357.8
Add:
LCM / LIFO (gain) loss	$9.4	$(4.5)	$8.9	$9.4
Unrealized (gain) loss on derivative instruments	(13.6)	36.3	(52.3)	(18.8)
Debt extinguishment costs	—	0.3	0.3	5.5
Amortization of turnaround costs	9.6	9.7	28.5	27.1
RINs mark-to-market (gain) loss	32.8	(173.4)	(26.1)	(215.9)
Equity-based compensation and other items	7.0	13.8	4.4	21.0
Other non-recurring expenses (1)	12.1	2.5	72.1	35.5
Noncontrolling interest adjustments	(1.0)	(2.2)	(1.1)	(0.8)
Adjusted EBITDA	$49.8	$75.4	$138.2	$220.8

(1)

For the nine months ended September 30, 2024, other non-recurring expenses included a $56.2 million realized loss on derivatives related to the embedded derivatives on our inventory financing arrangements. For the nine months ended September 30, 2023, other non-recurring expenses included a $28.4 million charge to cost of sales for losses under firm purchase commitments.

CALUMET, INC.

RECONCILIATION OF SEGMENT GROSS PROFIT (LOSS)

TO SEGMENT ADJUSTED GROSS PROFIT

(In millions, except per barrel data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(Unaudited)
		(As Restated)		(As Restated)
Reconciliation of Segment Gross Profit (Loss) to Segment Adjusted Gross Profit:
Specialty Products and Solution segment gross profit	$2.3	$158.9	$126.7	$314.1
LCM/LIFO inventory (gain) loss	4.2	(4.4)	1.3	(1.7)
Other adjustments (1)	—	(7.1)	—	(9.5)
RINs mark to market (gain) loss	22.6	(109.8)	(16.9)	(135.5)
Depreciation and amortization	17.4	19.1	52.8	54.0
Specialty Products and Solutions segment Adjusted gross profit	$46.5	$56.7	$163.9	$221.4

Performance Brands segment gross profit	$22.7	$21.0	$70.1	$66.0
LCM/LIFO inventory loss	0.9	0.1	0.8	2.2
Other adjustments (2)	—	(3.2)	—	(8.2)
Depreciation and amortization	0.7	0.7	2.0	2.0
Performance Brands segment Adjusted gross profit	$24.3	$18.6	$72.9	$62.0

Montana/Renewables segment gross profit (loss)	$(20.1)	$81.6	$(49.6)	$49.5
LCM/LIFO inventory (gain) loss	4.4	(0.2)	6.8	8.9
Loss on firm purchase commitments	—	—	8.5	28.4
RINs mark to market (gain) loss	10.2	(55.1)	(9.2)	(69.0)
Depreciation and amortization	25.5	21.9	76.3	61.3
Montana/Renewables segment Adjusted gross profit	$20.0	$48.2	$32.8	$79.1

Reported Specialty Products and Solutions segment gross profit per barrel	$0.39	$28.77	$7.37	$19.63
LCM/LIFO inventory (gain) loss per barrel	0.70	(0.80)	0.08	(0.11)
Other adjustments per barrel	—	(1.29)	—	(0.59)
RINs mark to market (gain) loss per barrel	3.79	(19.88)	(0.98)	(8.47)
Depreciation and amortization per barrel	2.92	3.46	3.06	3.38
Specialty Products and Solutions segment Adjusted gross profit per barrel	$7.80	$10.26	$9.53	$13.84

Reported Performance Brands segment gross profit per barrel	$145.51	$160.31	$146.65	$167.09
LCM/LIFO inventory loss per barrel	5.77	0.76	1.67	5.57
Other adjustments per barrel	—	(24.43)	—	(20.76)
Depreciation and amortization per barrel	4.49	5.34	4.19	5.06
Performance Brands segment Adjusted gross profit per barrel	$155.77	$141.98	$152.51	$156.96

Reported Montana/Renewables segment gross profit (loss) per barrel	$(8.48)	$41.61	$(7.48)	$9.25

LCM/LIFO inventory (gain) loss per barrel	1.86	(0.10)	1.03	1.66
Loss on firm purchase commitments per barrel	—	—	1.28	5.31
RINs mark to market (gain) loss per barrel	4.30	(28.10)	(1.39)	(12.89)
Depreciation and amortization per barrel	10.76	11.17	11.51	11.45
Montana/Renewables segment Adjusted gross profit per barrel	$8.44	$24.58	$4.95	$14.78

Specialty Products and Solutions Adjusted EBITDA	$42.6	$38.6	$150.2	$175.6
Specialty Products and Solutions sales	714.0	745.7	2,141.8	2,168.5
Specialty Products and Solutions Adjusted EBITDA margin	6.0%	5.2%	7.0%	8.1%

(1)	For the three and nine months ended September 30, 2023, other adjustments for the Specialty Products and Solutions segment included a $7.1 million and $9.5 million gain, respectively, for proceeds received under the Company’s property damage insurance policy.
(2)	For the three and nine months ended September 30, 2023, other adjustments for the Performance Brands segment included a $3.2 million and $8.2 million gain, respectively, for proceeds received under the Company’s business interruption insurance policy.